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                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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                                             RULE 14A-6(e)(2))
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[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Quickturn Design Systems, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

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CONTACTS:
        Quickturn Design Systems, Inc.       Abernathy MacGregor Frank
        Raymond K. Ostby                     Pauline Yoshihashi / Matt Sherman
        (408) 914-6000                       (213) 630-6550 / (212) 371-5999



FOR IMMEDIATE RELEASE


          QUICKTURN BOARD TO REVIEW MENTOR'S REVISED UNSOLICITED OFFER

  ADVISES STOCKHOLDERS TO WAIT FOR BOARD'S RESPONSE BEFORE TAKING ANY ACTION

SAN JOSE, CA -- December 28, 1998 -- Quickturn Design Systems, Inc. (Nasdaq:
QKTN) announced today, in response to Mentor Graphics Corporation's (Nasdaq:
MENT) revised unsolicited tender offer for 14.9% of the outstanding shares of Quickturn, that the Company's Board of Directors will study the offer and make its recommendation to stockholders in due course. In the meantime, Quickturn urges all its stockholders to take no action with respect to Mentor's revised unsolicited offer and any related activities until Quickturn's Board has made its recommendation.

As previously announced, on December 8, 1998, the Quickturn Board unanimously approved a definitive merger agreement with Cadence Design Systems, Inc. (NYSE:
CDN), a world leader in electronic design software and services. Under the Cadence-Quickturn merger agreement, Quickturn will merge with a wholly-owned subsidiary of Cadence in a tax-free stock-for-stock transaction, and Quickturn stockholders will receive $14 worth of Cadence common stock for each outstanding share of Quickturn they currently own.


Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtME(/TM/)) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013; Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.

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